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                                                                   Exhibit 10.16

                              PIERRE HOLDING CORP.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 11th day of May, 2004, by and between Pierre Holding Corp., a Delaware corporation (the "Company"), and Robert C. Naylor, a resident of the State of Ohio ("Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its Subsidiaries to retain the services of Executive as Senior Vice President of Sales and Marketing of the Company and Pierre Foods, Inc., an indirect wholly-owned Subsidiary of the Company ("Pierre Foods"); and

         WHEREAS, the Company wishes to assure itself of the services of the Executive as provided in this Agreement, and the Executive wishes to serve in the employ of the Company and its Subsidiaries in the capacity and on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                              EMPLOYMENT AND DUTIES

         Section 1.1 EMPLOYMENT. As of the Effective Date, the Company hereby employs Executive, and Executive accepts employment with the Company and its Subsidiaries as an employee of the Company and its Subsidiaries, upon the terms and subject to the conditions hereinafter set forth.

         Section 1.2 DUTIES. Executive shall serve as Senior Vice President of Sales and Marketing of the Company and Pierre Foods and shall (a) be primarily responsible for all sales, marketing, and new product development activities of the Company and its Subsidiaries, (b) develop policies, strategies and plans to identify and capitalize on growth and profitability opportunities within all sales divisions, and (c) train, evaluate and set performance standards for sales and marketing division managers, develop and implement expense budgets for marketing and sales functions, direct development of sales plans and market and sales incentive programs, and direct and coordinate activities of the sales and marketing personnel. Executive will report directly to the President and Chief Executive Officer of the Company and to the Board of Directors of the Company (the "Board"). Executive agrees to devote his best efforts to the performance of his duties for the Company and its Subsidiaries, and shall perform such duties in a diligent, trustworthy, and business-like manner, all for the purpose of advancing the business of the Company and its Subsidiaries. Executive acknowledges that his primary office location shall be in the principal operations offices of the Company in Cincinnati, Ohio. Executive further acknowledges that due to the nature of his duties with respect to marketing and sales he will be required to spend considerable time away from his office dealing with customers, vendors, and suppliers and handling marketing promotions and new product development. For purposes of this Agreement, Subsidiaries shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or

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other governing body are at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

                                   ARTICLE II
                               TERMS OF EMPLOYMENT

         Section 2.1 TERM. Except as otherwise provided in Section 2.2, the term of Executive's employment under this Agreement shall be for one (1) year (the "Initial Term"), beginning on the Effective Date, and shall be automatically renewed thereafter for successive one (1) year terms (each a "Renewal Term") unless either party gives to the other written notice no fewer than sixty (60) days prior to the expiration of the Initial Term, or any Renewal Term, that it does not wish to extend Executive's employment for a successive one-year term. The Initial Term and any Renewal Term, if any, shall be referred to herein as "the term".

         Section 2.2 TERMINATION. The employment of Executive hereunder shall terminate prior to the expiration of the term hereof in the following manner:

         a. DEATH OR DISABILITY. Immediately upon the death of Executive during the term of his employment hereunder or, at the option of the Company, in the event of Executive's disability, upon thirty (30) days' notice to Executive. The Executive will be considered "disabled" if, as a result of incapacity due to physical or mental illness or injury, Executive shall be unable to perform the material duties of his position on a full time basis for a period of two (2) consecutive months or if the Executive shall become eligible to currently receive disability payments under the disability policy referenced in Section 3.2e hereunder, even after reasonable accommodations for such disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment. Executive shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialist selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Executive's condition with the Company).

         b. FOR CAUSE. For "Cause" immediately upon written notice by the Company to the Executive after compliance in full by the Company with paragraph 3 of this subsection b below. For purposes of this Agreement:

               1. "CAUSE" shall mean, with respect to Executive one or more of the following: (i) the commission of a felony or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated willful failure to perform duties as reasonably directed by the Board or the Company's President (provided that the failure shall not be related to poor job performance or the overall underperformance of the Company), (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, (v) willful breach of

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fiduciary duty, gross negligence or willful misconduct with respect to the
Company or any of its Subsidiaries or (vi) any other willful material breach of this Agreement which is not cured to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive.

               2. For purposes of this subsection b, no act, or failure to act, on the Executive's part shall be considered "willful" unless unilaterally done by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company and its Subsidiaries.

               3. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire authorized membership of the Board of Directors at a meeting of the Board called and held for the purpose, finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in any of clauses (i) through (vi) of paragraph 1 above and specifying the particulars thereof in detail.

         c. WITHOUT CAUSE. At any time after commencement of employment, the Company may, without Cause, terminate the Executive's employment, effective upon written notice from the Company to the Executive.

         d. RESIGNATION FOR GOOD REASON. By the Executive upon thirty (30) days written notice to the Company of the resignation of the Executive for Good Reason (as defined below). For purposes of this Agreement, the term "Good Reason" shall mean:

               1. Without his express written consent, the assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company and its Subsidiaries as described in Section 1.2 hereof, or a material change in his reporting responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Cause or as a result of his death or disability or by the Executive other than for Good Reason;

               2. A material breach of this Agreement by the Company which is not cured to the Executive's reasonable satisfaction within 15 days after written notice thereof to the Company; or

               3. The relocation of the Executive's primary office from the Cincinnati, Ohio metropolitan area without the express written consent of the Executive.

         e.    RESIGNATION WITHOUT GOOD REASON. By the Executive upon thirty
(30) days written notice to the Company of resignation without Good Reason. In such event, the provision of 4.2 hereof shall not apply unless the Company agrees to make the payments under Section 2.3 e subject to the terms therein (the "Non-Compete Option").

         Section 2.3 OCCURRENCES UPON TERMINATION. Upon termination of the employment term under this Agreement, Executive shall be subject to the following:

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         a.    CESSATION OF SALARY AND BENEFITS. The obligation of the Company and its Subsidiaries to provide Executive all compensation and benefits as provided herein shall discontinue at the termination date of the employment term under this Agreement, except as otherwise required herein or by law.

         b. PAYMENT OF BONUS. Except in the case of termination by the Company for Cause and resignation by the Executive without Good Reason, Executive, or his estate if deceased, shall be entitled to payment of any bonus declared or granted to the Executive prior to termination which remains unpaid as of such time and a pro rata portion of any bonus payable for the fiscal year during which the termination occurred, based upon the portion of such fiscal year Executive was employed by the Company or its Subsidiaries and the performance of the Company and its Subsidiaries for the full fiscal year during which the termination occurs.

         c. SURRENDER OF COMPANY PROPERTY. Promptly upon termination of Executive's employment, Executive or Executive's personal representative shall return to the Company (a) all Confidential Information (hereinafter defined);
(b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Executive by or on behalf of the Company and its Subsidiaries that pertain to the business of the Company and its Subsidiaries, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company and its Subsidiaries. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company and its Subsidiaries and be subject at all times to its discretion and control.

         d. BENEFITS. With respect to any incentive plans, deferred compensation arrangements or other plans or programs in which the Executive is participating at the time of termination of his employment, the Executive's rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan and any separate agreement executed by the Executive which may then be in effect.

         e. TERMINATION WITHOUT CAUSE; DEATH/DISABILITY; RESIGNATION FOR GOOD REASON; NON-COMPETE OPTION; NONRENEWAL. During the Initial Term, or any Renewal Term, if the Executive's employment is terminated by the Company without Cause or the Executive voluntarily terminates his employment with the Company for Good Reason, or Executive's employment is terminated by reason of death or disability, or if the Company elects not to renew Executive's employment pursuant to Section 2.1 above, or if Employee resigns without Good Reason or elects not to renew his employment pursuant to Section 2.1 (and in either case the Company elects the "Non-Compete Option"), then the Company shall continue to pay to the Executive or his estate as special severance payments hereunder the Executive's then current base salary as provided in Section 3 payable in regular installments over a period of one year after termination in accordance with the normal payroll practices of the Company or its Subsidiaries, but if and only if, Executive has executed and delivered to the Company a general release (the "RELEASE") in customary form and substance reasonably satisfactory to the Company and the Release has become effective, and only so long as Executive has not revoked or breached the provisions of the Release or breached the provisions of Article IV hereof.

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         In addition, the Company and its Subsidiaries shall maintain in full force and effect for the continued welfare benefit of the Executive, for the term of this one-year period after such termination, all employee welfare benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of termination, provided that his continued participation is possible under the general terms and provisions of such plans and programs. It being understood that such employee welfare benefits do not include club memberships or annual medical exams. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those to which he is entitled to receive under such plans and programs. The Company represents that it will cause to be set aside all necessary funds to satisfy its obligations hereunder.

                                   ARTICLE III
                            COMPENSATION AND BENEFITS

         Section 3.1 COMPENSATION. As compensation for services rendered to the Company and its Subsidiaries hereunder during the term of this Agreement, the Company or a Subsidiary will compensate Executive as follows:

         a. BASE SALARY. Commencing on the Effective Date hereof, the Company shall pay the Executive an annual base salary of Two Hundred and Fifty Thousand and No/Dollars ($250,000.00), pro rated for periods of less than 12 months, or as increased from time to time by the Board of Directors of the Company. Such base salary shall be paid in bi-weekly installments in accordance with the payroll schedule followed by the Company or a Subsidiary (less applicable withholding and other deductions). Base salary shall be reviewed and adjusted by the Company at least annually. Notwithstanding the foregoing sentence, Executive's base salary shall be increased annually to at least equal the CPI increase for the prior twelve months. The Company may not reduce the Executive's base salary at any time during the term of this Agreement.

         b. BONUS. In addition to any other compensation or consideration payable to the Executive hereunder, the Executive shall be entitled to receive such bonuses as may be approved by the Executive Compensation Committee and ratified by the Board based on such meritorious performance or such other criteria measuring the performance of the Executive as may be determined from time to time, which will be based upon the bonus program for senior executives in place for Pierre Foods as of the date of this Agreement and subject to annual performance goals set by the Board.

         Section 3.2 BENEFITS. In addition to, and not in lieu of, base salary, bonus or other compensation payable to the Executive, during the term of employment hereunder, the Executive shall be entitled to participate in all of the Company's and its Subsidiaries' employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, which shall include the benefits and programs set forth on EXHIBIT A hereto.

         Section 3.3 REIMBURSEMENT OF EXPENSES. The Company or a Subsidiary shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the course of his duties in accordance with normal Company policies.

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         Section 3.4    AUTOMOBILE ALLOWANCE. The Executive shall be provided by
the Company or Subsidiary with an automobile for his use, and the associated expenses of maintenance, repairs and fuel.

                                   ARTICLE IV
                      CONFIDENTIAL INFORMATION/NON-COMPETE
                               COVENANT/INVENTIONS

         Section 4.1 COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION. During Executive's position with the Company and its Subsidiaries (including Pierre Foods, Inc. prior to the Effective Date) and during the term of this Agreement, Executive has and will become acquainted with confidential and proprietary information of the Company and its Subsidiaries, in whatever form, whether oral, written, or electronic including, but not limited to, manner of operation, manufacturing processes and know-how, plant design, customer names and representatives, customer files, customer lists, customer specifications and requirements, product recipes, product pricing, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, terms and conditions of business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, personnel matters and confidential processes, designs, formulas, ideas, plans, devices and materials and other similar matters that are kept confidential (any and all such information being referred to herein as "Confidential Information"). The parties agree that the use of Confidential Information against the Company and its Subsidiaries would seriously damage business of the Company and its Subsidiaries. Accordingly, Executive agrees that he (individually or in concert with others) during or after the term of this Agreement:

         a. Shall not, directly or indirectly, use any Confidential Information for any purpose other than to benefit the Company and its Subsidiaries, except with the prior, express and written consent of the Company or as required by law;

         b. Shall not, directly or indirectly, divulge, publish or otherwise reveal or allow to be revealed any Confidential Information as to any individual or entity except with the prior, express and written consent of the Company or as required by law;

         c. Shall refrain from any action or conduct that might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of any Confidential Information; and

         d. Shall have no rights to apply for, or to obtain any patent, copyright or other form of intellectual property protection regarding, any Confidential Information.

         This restriction shall not apply to any Confidential Information that
(i) becomes known generally to the public through no fault of the Executive;
(ii) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (iii) is reasonably believed by Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; PROVIDED, that in the case of clauses (ii) or (iii), Executive shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and

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the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         Section 4.2    COVENANT NOT TO COMPETE.

         a. COVENANT. Executive hereby stipulates, covenants and agrees that, during the Restrictive Period (as defined below), he, individually or in concert with others, shall not, directly, or indirectly, other than on behalf of the Company and its Subsidiaries, Without the Company's prior, express and written consent:

               1. Engage in Competition (as defined below) in the Territory (as defined below) with the Company or any Subsidiary or any of their respective successors or assigns; or

               2. Employ or solicit the employment of any individual who is at the time or was at any time during the twelve complete calendar months immediately preceding, an employee of the Company or any Subsidiary.

         b. CERTAIN DEFINITIONS. As used in this Section, the following terms shall have the following meanings:

               1. "Business" shall mean the processing and distribution of fully-cooked branded and private label protein and bakery products and microwaveable sandwiches.

               2.     "Competition" shall mean:

               (i) Engaging in the Business in the Territory with a Contact Person;

               (ii) Assisting any individual or entity, whether in a financial, managerial, employment, advisory or other material capacity, to engage in the Business in the Territory with a Contact Person; or

               (iii) Owning any interest in, or organizing an entity that engages in, the Business in the Territory with a Contact Person; provided, however, that nothing herein shall preclude Executive, directly or indirectly, from holding not more than one percent of the outstanding shares of common stock of any company whose shares of common stock are listed on a national securities exchange or authorized for quotation by NASDAQ.

               3. "Contact Person" shall be (i) any customer, vendor, supplier, agent, distributor or broker having a principal manufacturing plant or principal office located within the Territory with which or with whom the Executive has had contact on behalf of the Company or any Subsidiary at any time during the eighteen (18) month period preceding the Termination Date, or (ii) any customer, agent, distributor or broker having a principal manufacturing plant or principal office located in the Territory doing business with the Company or any Subsidiary within the eighteen (18) months preceding the Termination Date who or which made or brokered purchases of product from the Company or any Subsidiary or made or brokered product on behalf of the Company or any Subsidiary which purchases or sales were in excess of 3% of the revenues of the Company or any Subsidiary during such period.

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               4.     "Restrictive Period" shall mean the one-year period
beginning on the Termination Date.

               5. "Territory" shall mean all fifty states in the United States, the District of Columbia and all possessions of the United States and all provinces of Canada. Executive acknowledges that the Company and its Subsidiaries conducts significant sales of its product in all of the aforementioned Territory.

               6. "Termination Date" shall mean the date upon which the employment of the Executive was terminated by resignation or other voluntary action, or involuntarily by the Company, whether with or without cause.

         Section 4.3    INVENTIONS.

         a. Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Executive, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company and its Subsidiaries and that Executive conceives as a result of his employment by the Company and its Subsidiaries, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire". Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain patent registrations in the United States or any foreign country or to otherwise protect the Company's and its Subsidiaries interest therein.

         b. In accordance with the Delaware Labor Law Section 805, Executive is hereby advised that this paragraph 4.3 regarding the Company's and its Subsidiaries' ownership of Inventions does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any Subsidiary was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or any Subsidiary or to the Company's or any Subsidiary's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company or any Subsidiary.

         Section 4.4    ENFORCEMENT AND REMEDIES.

         a. Executive further covenants, agrees, and recognizes that because the breach or threatened breach of the covenants, or any of the, contained in
Section 4.1 or 4.2 or 4.3 will result in immediate and irreparable injury to the Company and its Subsidiaries, the Company and its Subsidiaries shall be entitled to a preliminary and permanent injunction restraining Executive from any violation of Section 4.1 or 4.2 or 4.3 to the fullest extent allowed by law, in addition to any other rights available at law, in equity or otherwise.

         b. Executive further covenants, agrees and recognizes that in the event of a violation of any of the covenants and agreements contained in Sections 4.1 and 4.2 and 4.3 hereof, the Company, shall be entitled to an accounting of all profits, compensation, commissions,

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remunerations or benefits which Executive directly or indirectly has realized as a result of, growing out of or in connection with any such violation and shall be entitled to receive all such other amounts to which Executive would be entitled as damages under law or at equity.

         Section 4.5 ACKNOWLEDGEMENT OF ADEQUATE CONSIDERATION. The parties stipulate and agree that the payment and other benefits owed to Executive by the Company and its Subsidiaries under this Agreement and the performance of the Company's obligations hereunder constitute sufficient consideration to support enforcement of the covenants of this Agreement.

         Section 4.6 ACKNOWLEDGEMENT OF REASONABLENESS. Executive has carefully read and considered the provisions of this Agreement in consultation with attorneys of his choice and agrees that the restrictions set forth herein are fair and reasonably required for the protection of the Company and its Subsidiaries and are legally binding and enforceable and the enforcement thereof will not impair Executive's ability to earn a livelihood. In the event that any provisions relating to any of the Restrictive Period, the Territory or the Contact Persons shall be declared by a court of competent jurisdiction to exceed the maximum time period or maximum geographical area or other restraint such court deems reasonable and enforceable under applicable law, the time period or area of restriction or other restraint considered reasonable and enforceable by the court shall thereafter be the applicable Restrictive Period, Territory, or other Contact Persons under this Agreement.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         Section 5.1 WAIVER OF BREACH OR VIOLATION. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach of any provision of this Agreement.

         Section 5.2 NOTICES. All notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, sent by registered mail or express overnight carrier service to the last known residence of the Executive.

         Section 5.3 INDEMNIFICATION. In the event Executive is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative or legislative (other than an action by the Company or any Subsidiary against Executive, and excluding any action by Executive against the Company or any Subsidiary), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company or any Subsidiary, then, to the fullest extent permitted by applicable law, the Company shall indemnify the Executive against all expenses (including reasonable attorney's fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith. Such indemnification shall continue as to Executive even if he has ceased to be an employee, officer, or director of the Company or any Subsidiary and shall inure to the benefit of his heirs and estate. To the fullest extent permitted under applicable law, the Company shall advance to Executive all reasonable costs and expenses directly related to the defense of such actions, suit or proceeding within 20 days after written request therefore by Executive to the Company. In the event that both Executive and the Company are made party to the same third-party action, complaint, suit, or proceeding, the Company will engage competent legal

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representation, and Executive agrees to use the same representation; PROVIDED, that if counsel selected by the Company shall have a conflict of interest that prevents counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all reasonable attorney's fees of such separate counsel. The provisions of this Section are in addition to, and not in derogation of, the indemnification provisions of the Company's By-law. The foregoing indemnification also shall be applicable to Executive in his capacity as an officer, director, or representative of any subsidiary of the Company or any entity controlled by or affiliated with the Company.

         Section 5.4 CONFIDENTIALITY; COVENANT NOT TO DISPARAGE. Each party covenants and agrees with the other not to disclose the existence or terms of this Agreement to any person at any time for any purpose, except that (a) either party may make such disclosures confidentially to the party's lawyers and accountants in connection with the rendition of their professional services or as otherwise required by law and (b) the Company may make such disclosures as it deems to be required by applicable securities laws. Each party covenants and agrees with the other not to disparage the reputation of the other.

         Section 5.5 GOVERNING LAW. This Agreement is made in and shall be interpreted, construed, and governed according to the laws of the State of Delaware. Section 5.6 HEADINGS. The paragraph and section headings contained in this agreement are for convenience only and shall in no manner be construed as part of this Agreement.

         Section 5.7 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the Agreement.

         Section 5.8 PRIOR AGREEMENTS SUPERSEDED. As of the Effective Date, this Agreement constitutes the sole agreement of the parties with respect to employment of the Executive and supersedes any prior understandings or written or oral arrangements between the parties respecting the subject hereunder, including, without limitation, the Employment Agreement, dated as of December 31, 2001, between the Executive and Pierre Foods, Inc., but not with respect to any breach of such agreement prior to the Effective Date.

         Section 5.9 ASSIGNMENT. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company.

         Section 5.10 ENFORCEMENT. In the event either party resorts to legal action to enforce the terms and provisions of the Arbitration award, the prevailing party shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorney's fees.

         Section 5.11 GENDER AND NUMBER. Whenever the context hereof requires, the gender of all words shall include the masculine, feminine, and neuter and the number of all words shall include the singular and plural.

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         Section 5.12   AMENDMENTS AND AGREEMENT EXECUTION. This Agreement may
be modified or amended only in writing, signed by the Executive and the Company.

         Section 5.13 COUNTERPARTS. This Agreement (and any written amendment thereto) may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         Section 5.14 EXECUTIVE'S HEIRS. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Notwithstanding any other provision herein to the contrary, if the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

         Section 5.15 EFFECTIVE DATE. This Agreement shall become effective automatically without any further actions by the Company or Executive immediately upon the closing of the acquisition of PFMI by the Company pursuant to the Purchase Agreement (the "EFFECTIVE DATE"), and this Agreement shall terminate and shall be of no further force and effect if the Purchase Agreement is terminated prior to the Effective Date in accordance with its terms.

         Section 5.16 EQUITY ARRANGEMENTS. In connection with the closing of the transactions under the Purchase Agreement, Executive shall participate in the Company's equity as set forth in the term sheet attached hereto as EXHIBIT
B. Executive hereby agrees that he will enter into appropriate agreements necessary to effect the foregoing equity arrangements in a manner consistent with the investment in the Company by Madison Dearborn Capital Partners IV, L.P and its affiliates. Notwithstanding the provisions of Section 5.15 above, this
Section 5.16 shall be in full force and effect and enforceable commencing on the date of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


EXECUTIVE:                                          COMPANY:

                                                    PIERRE HOLDING CORP.

 /s/ Robert C. Naylor                               By:  /s/ Robin P. Selati
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Robert C. Naylor                                    Name: Robin P. Selati
                                                         -----------------------
                                                    Its:  President
                                                         -----------------------